UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 24, 2008, The South Financial Group, Inc. (the “Company”) determined that the retirement date of Mack I. Whittle, Jr., the Company’s Chairman, CEO and President, would be as of the close of business on October 27, 2008. This determination was in accordance with the existing Letter Agreement dated September 2, 2008 between the Company and Mr. Whittle, which provided that his actual retirement date would be determined by the Board, and be on or before December 30, 2008. The selection of this retirement date was not precipitated by any known material adverse undisclosed event with respect to the Company.

The Company has not named a Chairman. In the interim, John C. B. Smith, the Company’s Lead Independent Director, will lead the Board of Directors and oversee management until such time as a principal executive officer is named.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        THE SOUTH FINANCIAL GROUP, INC.

October 28, 2008	By: /s/ William P. Crawford, Jr.

                                                        William P. Crawford, Jr.

                                                        Executive Vice President and General Counsel